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                                                                 Exhibit 23.4




LETTERHEAD



                          INDEPENDENT AUDITORS' CONSENT




We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 on form S-8 (333-36463) of U.S. Office Products Company of our report relating to the financial statements of Whitecoulls Group Limited as of 30 June, 1996 and 1995 and for the years then ended, dated January 20, 1997 appearing in the Current Report on Form 8-K, dated 29 January 1997 of U.S. Office Products Company.


/s/ Deloitte Touche Tohmatsu
----------------------------
DELOITTE TOUCHE TOHMATSU
18 November 1997
Auckland, New Zealand